Exhibit 21.1

UNIVAR SOLUTIONS INC. SUBSIDIARIES

Entity Name	State or Other Jurisdiction of Incorporation
Archway Sales LLC	Delaware
Basic Chemical Solutions Ltd.	South Africa
Chain Reaction, LLC	Delaware
Chemical Specialists and Development LLC	Delaware
Chempoint.com EMEA BV	Netherlands
Chempoint.com Inc.	Nevada
Continental Chemicals, LLC	North Carolina
Cravenhurst Properties Ltd	United Kingdom
Distrupol BV	Netherlands
Distrupol Ireland Ltd	Ireland
Distrupol Ltd	United Kingdom
Distrupol Nordia AB	Sweden
EarthOil Plantations Limited	United Kingdom
Gleis-Genossenschaft Ristet-Bergermoos	Switzerland
Juffali-Univar Saudi Arabia Chemicals Company, LLC	Saudi Arabia
Kemetyl Norge Industri AS	Norway
Nexeo Solutions Canada Corp	Canada
Nexeo Solutions Costa Rica SRL	Costa Rica
Nexeo Solutions Finance Corporation	Delaware
Nexeo Solutions Holdings, LLC	Delaware
Nexeo Solutions LLC	Delaware
Nexeo Solutions Mexico Holdings, LLC	Mexico
Nexeo Solutions Mexico SRL	Mexico
Nexeo Solutions Pico Holdings, LLC	Delaware
Nexeo Solutions Sub Holding Corp.	Delaware
Olympic Chemical Corp	Washington
Pilates Merger Sub II LLC	Delaware
Startex Chemical, LLC	Delaware
Startex Distribution West, LLC	Delaware
Tagma Brasil Ltda.	Brazil
TPG Accolade Delaware, LLC	Delaware
Ulixes Limited	United Kingdom
Univar Brasil Ltda.	Brazil
Univar Canada Ltd.	Canada
Univar China BV	Netherlands
Univar Colombia SAS	Colombia
Univar Corporativo SA de CV	Mexico
Univar de Mexico, S.a. de C.V.	Mexico
Univar Delaware, Inc.	Delaware
Univar Distribution (Malaysia) Sdn Bhd	Malaysia
Univar Egypt LLC	Egypt

Entity Name	State or Other Jurisdiction of Incorporation
Univar Europe Ltd	United Kingdom
Univar France SNC	France
Univar Holdco III LLC	Delaware
Univar Holdco LLC	Delaware
Univar Hong Kong Ltd	Hong Kong
Univar Middle East-Africa FZE	Dubai
Univar Netherlands Holding BV	Netherlands
Univar Services (Pty) Ltd.	South Africa
Univar Solutions AB	Sweden
Univar Solutions AG	Switzerland
Univar Solutions AS	Norway
Univar Solutions Belgium NV	Belgium
Univar Solutions BV	Netherlands
Univar Solutions China Ltd	China
Univar Solutions Denmark A/S	Denmark
Univar Solutions GmbH	Germany
Univar Solutions Guatemala, S.A.	Guatemala
Univar Solutions Hellas EPE	Greece
Univar Solutions Hungary Sales LLC	Hungary
Univar Solutions Ireland Ltd.	Ireland
Univar Solutions Kimya Sanayi ve Dıs Ticaret Limited	Turkey
Univar Solutions LLC	Russian Federation
Univar Solutions Middle East-Africa FZE	Dubai
Univar Solutions Netherlands B.V.	Netherlands
Univar Solutions Oy	Finland
Univar Solutions Portugal SA	Portugal
Univar Solutions Puerto Rico, LLC	Puerto Rico
Univar Solutions S.p.A	Italy
Univar Solutions s.r.l.	Romania
Univar Solutions s.r.o.	Czech Republic
Univar Solutions SAS	France
Univar Solutions Singapore PTE Ltd	Singapore
Univar Solutions Sp. Z.o.o	Poland
Univar Solutions Spain SA	Spain
Univar Solutions UK Ltd	United Kingdom
Univar Solutions USA Inc.	Washington
Univar Specialty Consumables Limited	United Kingdom
Univar Tunisia SARL	Tunisia
Univar UK Ltd	United Kingdom
Univar USA Delaware Inc.	Delaware
UnivarMEA Sarl	Morocco
UVX Scandinavia AB	Sweden